Exhibit 10.2

ARBITRATION PENDING IN MICHIGAN

Brown, Robert, Claimant

v.

SPAR Group, Inc., Respondent

[Case / Arbitration No. 5345000532]

EXHIBIT A

CLAIMANT’S DISMISSAL OF CLAIMS WITH PREJUDICE

Claimant Robert G. Brown hereby dismisses, with prejudice, all claims asserted by him against Respondent SPAR Group, Inc. in the above-captioned arbitration. This dismissal is filed pursuant to the Settlement Agreement dated May 1, 2026 among SPAR Group, Inc., Robert G. Brown, and Spar Business Services, Inc.

Each party shall bear its own fees and costs except as otherwise provided in the Settlement Agreement.

	By:	/s/ Robert G. Brown
CLAIMANT	Name: Robert G. Brown

Date: May 1, 2026